Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of ____________, by Worksport New York Operations Corporation, a New York corporation with its principal place of business and chief executive offices at 2500 N. America Drive, West Seneca, New York 14224 (“Debtor”), in favor of Loeb Term Solutions LLC, an Illinois limited liability company, with an address at 8609 W. Bryn Mawr, Suite 208, Chicago, IL 60631 (“Lender”).

In consideration of and as an inducement to Lender making or continuing to make certain loans or financial accommodations (the “Loan”) to Worksport USA Operations Corporation (“Borrower”), which loans have been or will be guaranteed by the Debtor pursuant to that certain Guaranty from the Debtor to the Lender, as may have been or hereafter may be amended and/or restated from time to time (the “Guaranty”), and to secure the payment and performance of the Guaranty and of any and all other obligations and liabilities of Debtor and Borrower to Lender, whether arising in connection with loans, advances, guarantees, purchases, acquisitions, or other extensions of credit made to or on behalf of Debtor, Borrower or any other person for whom Debtor serves as surety or guarantor, and whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (collectively the “Obligations”), the parties hereto agree as follows:

1.	Grant of Security Interest. To secure the payment and performance of the Obligations, Debtor hereby grants to Lender a security interest in all of Debtor’s right, title and interest in and to the Collateral (defined below).

2.	UCC Provisions.

a.	All capitalized terms not defined herein shall have the meaning given to such terms in the Uniform Commercial Code (“UCC”) as in effect on the date hereof in the state of Illinois, unless the context requires a different meaning.
b.	Debtor previously authorized and hereby authorizes Lender to file one or more financing statements, and amendments thereto, relating to all or any part of the Collateral in the Debtor’s state of organization and in any other states or locations selected by Lender. Lender may describe the Collateral as “all assets” of Debtor or words of similar effect in such financing statements.

3.	Definition of Collateral. The Collateral is all of the Debtor’s now owned or existing or hereafter acquired or arising: Accounts, Goods, Inventory, Equipment (including without limitation the equipment described on Exhibit A attached hereto), Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Intellectual Property, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing, and all Proceeds of the foregoing (the “Collateral”). The Collateral also includes all monies on deposit or held in reserve with Lender.

4.	Representations and Covenants Relating to the Collateral.

a.	Ownership. Debtor is the owner of the Collateral and shall at all times maintain valid title to the Collateral.
b.	Lien Priority. The security interest granted hereby shall at all times be a valid and perfected first priority security interest, subject to the terms of any intercreditor agreement executed by Lender, enforceable against Debtor and all third parties, securing the Obligations. Debtor shall not permit any financing statement or other instruments similar in effect covering all or any part of the Collateral to be filed or recorded unless subject to an intercreditor agreement or subordination agreement executed by Lender, without the prior written consent of Lender. Without limiting the foregoing, Debtor shall not enter into any merchant cash advance loans or any other agreements or loans wherein Debtor sells or assigns its accounts or future cash.
c.	Care of Collateral. Debtor, at its own expense, will maintain, keep and preserve the Collateral in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto and will not waste or destroy the Collateral or any part thereof and will not be negligent in the care and use of any Collateral and will not use any Collateral in violation of applicable law.
d.	Disposition of Collateral. Debtor shall not sell, lease, transfer, assign (by operation of law or otherwise) or otherwise dispose of all or any part of the Collateral, except for sales of Inventory, furniture, and fixtures in the ordinary course of business.
e.	Principal place of business and Trade Names. Debtor represents, warrants and covenants that: (i) Debtor’s principal place of business and the books and records relating to the Collateral are located at Debtor’s principal place of business specified above; (ii) Debtor has not, within the last five (5) years, transacted business under any trade names other than those specified herein or otherwise provided to Lender in writing; and (iii) Debtor will not move its principal place of business or its books and records, or transact business under any new trade names, without giving Lender (30) days prior written notice thereof or without having taken all action required by Section 4.f. below with respect to any affected Collateral.

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f.	Location of Collateral. Debtor shall not permit the equipment, inventory or other tangible Collateral to be located at any location except at the location specified in the existing written Landlord Agreement executed by the landlord and Lender, unless:

(i)	Debtor gives Lender thirty (30) days prior written notice thereof;
(ii)	Prior to the move, Debtor obtains from the landlord of the premises of the future location an executed lease and provide a copy to Lender;
(iii)	Prior to the move, Debtor obtains from the landlord of the premises of the future location a Landlord Agreement, in form satisfactory to Lender and provides a copy to Lender;
(iv)	Prior to the move, the machinery mover hired by Debtor names Lender as additional insured, loss payee and Lender loss payee on its insurance policy and provides a copy to Lender;
(v)	Debtor has all of the previously installed equipment re-installed;
(vi)	Debtor allows Lender to inspect the equipment at Debtor’s expense to confirm that all previously installed equipment as shown on Exhibit A is re-installed and operating. The reinspection fee will be pulled via ACH; and
(vii)	Within ten (10) days of the completion of the move, Debtor notifies Lender of any surplus equipment left from the move and develops with Lender a plan to sell the surplus.

5.	Further Assurances. Debtor agrees that it shall from time to time, and at its expense, promptly execute and deliver all instruments, documents and assignments, and shall take all further actions that Lender may request in order to perfect, protect and continue any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and shall promptly give to the Lender evidence satisfactory to Lender of such action. Without limiting the generality of the foregoing, Debtor shall:

a.	Take such steps as Lender may request for Lender (i) to obtain an acknowledgment of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the benefit Lender, or (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, electronic chattel paper or other Collateral;
b.	Mark conspicuously each document, Chattel Paper and Instrument, and at the request of Lender, each of its records pertaining to the Collateral, with a legend in form and substance satisfactory to Lender indicating that such document, Chattel Paper, Instrument or other Collateral is subject to the security interest granted hereby;
c.	Upon the request of the Lender, deliver to Lender any original note, Instrument, Chattel Paper, Instrument or other document evidencing any Collateral and any certificate or instrument evidencing any Security, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in forms and substance satisfactory to Lender;
d.	Deliver original certificates of title and execute all documentation in order to reflect Lender’s security interest on titled motor vehicles and vessels;
e.	furnish to Lender from time to time statements and schedules identifying and describing the Collateral and such other reports and information concerning the Collateral as Lender may request in its sole discretion; and
f.	Not store, keep or maintain any Collateral at any location other than locations where there is a landlord waiver and/or a mortgagee waiver in favor of Lender, and in forms acceptable to Lender.

6.	Insurance. Debtor at all times should have the Collateral insured in the Debtor’s or Borrower’s name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards with amounts, under policies and by insurers acceptable to Lender. Each policy shall include a provision for Lender to receive copies directly from the insurance agent of all written notices to policy holder including, but not limited to any invoices, statements of account, certificates of insurance, cancellation or substantial modification. Policies shall show Lender as additional insured, loss payee and Lender’s loss payee in a manner acceptable to Lender. Debtor shall execute and deliver to Lender simultaneously herewith and at any other time hereafter such assignments of policies of insurance as Lender shall reasonably require. All premiums shall be paid by Debtor, and a copy of the policies and certificate of insurance shall be delivered to Lender. If Debtor fails to do so, Lender may (but shall not be required to) procure such insurance at the Debtor’s expense. DEBTOR ALSO GRANTS PERMISSION FOR LENDER TO SPEAK DIRECTLY WITH DEBTOR’S INSURANCE AGENT AS REQUIRED TO CONFIRM PROPER INSURANCE IS IN PLACE AND IT IS CURRENT.

7.	Inspection; Books, Records and Financial Statements and Reports.

a.	Debtor shall at all times keep accurate and complete records of the Collateral, and, at Debtor’s expense, at a reasonable time, permit Lender to inspect the Collateral, and inspect and make extracts from and copies of its books and all records, including preventative maintenance records relating to the Collateral.
b.	Debtor shall at all times keep, and if requested provide Lender with copies of or allow Lender to inspect, monthly financial records prepared in accordance with generally accepted accounting principles and which , to the knowledge of the Debtor, are true and accurate in all material respects, including an income statement, balance sheet, statement of cash flows, accounts payable agings, accounts receivable agings, inventory reports and payroll reports.

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c.	Lender shall be permitted to discuss with Debtor’s owners, directors, officers, managers and auditors Debtor’s business, procedures, assets, liabilities, financial positions, results of operations and business prospects.
d.	Debtor shall keep its records concerning the Collateral and other business records at its principal place of business or at such other location as shall have been approved by Lender.
e.	The Lender shall have the right to have the Equipment appraised or inspected on an annual basis. At every annual appraisal or inspection the Loan balance shall not exceed 80% of the net fair liquidation value of the Equipment (the “Equipment Cap”), and if the Loan balance exceeds Equipment Cap the Debtor shall make a Loan payment to be in compliance with the Equipment Cap within sixty (60) days of notice. If the Loan does not close within forty-five (45) days of the initial inspection, Lender may perform a reinspection of the Collateral at the Debtor’s expense. After the occurrence of a Default, there shall be no limit on the number of appraisals and inspections, and Debtor shall reimburse Lender for costs related to such appraisals or inspections. Prior to the occurrence of a Default, Lender will give Debtor seventy-two (72) hours prior notice and the inspection will only be during normal business hours. Debtor authorizes Lender to debit the amount of the Appraisal Expense (as defined below) from Debtor’s bank account via ACH transfer as more fully set forth in the ACH Authorization Agreement.
f.	The cost of all inspections and actions under this Section shall be borne by the Debtor.

8.	Taxes. Debtor shall promptly pay when due all property, payroll and any other taxes, assessments and governmental charges or levies imposed upon the Collateral, except to the extent the validity thereof is being contested in good faith by Debtor and with reserves for payment of such charges or levies in any amount satisfactory to Lender. Lender reserves the right to require Debtor to use an independent payroll service if Debtor is delinquent in paying their payroll taxes on time.

9.	Lender’s Duties and Powers. If Debtor fails to perform any covenant or agreement contained herein after any applicable cure and notice period, Lender may (but shall not be obligated to) perform, or cause performance of, such covenant or agreement at the Debtor’s expense. The powers conferred on Lender hereunder are to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.

10.	Loans, Dividends or other Distributions to Equity Owners. Debtor covenants and agrees that until all Obligations to Lender are paid in full, it will not declare or pay any dividend or make any other distribution or loan of any kind to its shareholders, members or other equity owners, other than:

a.	Normal salary, or guaranteed distributions in lieu of salary, paid to an equity owner that is also an employee of Debtor; and
b.	With respect to any year in which Debtor is not taxed by the Internal Revenue Services as a “C” corporation, and provided that Debtor is not in Default at that time of such payment, Debtor may make a distribution of profits to its equity owners in an amount not to exceed the sum necessary to enable its equity owners to pay their personal state and federal taxes directly attributable to the profits earned by Debtor for the applicable year.

11.	Fees and Expenses.

a.	Debtor shall upon demand pay to Lender the amount of any and all expenses, including without limitation, the reasonable fees and disbursements of Lender’s counsel and of any experts and agents, which Lender may incur in connection with the preparation, administration and enforcement of this Agreement, or the sale, collection from, or other realization upon any of the Collateral.

12.	Default. Each of the following shall constitute an event of default under this Agreement (a “Default”):

a.	Borrower or Debtor fails to pay any amounts owing to Lender, including but not limited to the Obligations, when due, provided, however, weekly payments under the Loan Documents shall have a forty-eight hour grace period for bank payment processing issues out of Borrower or Debtor’s control;
b.	Debtor fails to observe or perform any of the terms, covenants or conditions contained in this Agreement, the Guaranty or any other contract, instrument or agreement with Lender after 30 days’ written notice;
c.	Borrower fails to observe or perform any of the terms, covenants or conditions contained in any contract, instrument or agreement with Lender after 30 days’ written notice;
d.	Any representation or warranty made by Debtor herein is false in any material respect as of the time when made or given;
e.	Debtor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply for the appointment of a custodian, receiver or any trustee for Debtor or the Collateral, or shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt (other than a refinance of any active loans as of the effective date herein), dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Debtor, in which an order for relief is entered and is not dismissed within sixty (60) days;

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f.	Any suit is filed against Debtor and not disclosed to Lender within thirty (30) days;
g.	Any judgment is entered against Debtor in excess of $100,000.00 USD;
h.	Any of the Collateral is taken or sought to be taken by levy, execution or other process of law;
i.	Debtor or Borrower liquidates, dissolves, or merges into or consolidates with or into any other entity;
j.	Any financial statement or report provided by Debtor or Borrower to Lender is false in any material respect as of the time when made or given; or
k.	Any circumstance or event of any nature which in Lender’s sole reasonable discretion may materially and adversely affect the condition, operation, business or assets of Debtor or materially impairs the ability of Debtor to fulfill its Obligations to Lender.

13.	Remedies. Upon and event of Default, Lender shall have the following remedies which may be exercised cumulatively:

a.	To declare all Obligations immediately due and payable;
b.	To exercise any and all rights and remedies provided under this Agreement, the UCC, in law or at equity, including the right to obtain an injunction against Debtor or a decree of specific performance;
c.	To immediately apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Collateral, the Debtor and/or the Debtor’s business, all without posting a bond. Debtor consents to any such appointment and agrees not to contest any such motion or appointment;
d.	Without prior demand or notice, to set-off against and apply any accounts, items and monies in the possession of Lender or payable by Lender to Debtor to the Obligations;
e.	With or without judicial process or the aid or assistance of others, to enter upon any premises in which Collateral may be located and, without resistance or interference by Debtor, to take physical possession of any items of Collateral and to maintain such possession on Debtor’s premises or move the same or any part thereof to such other places as Lender shall choose without being liable to Debtor on account of any losses, damage or depreciation that may occur, and may dispose of all or any part of the Collateral on any premises of Debtor, require Debtor to assemble and make available to Lender or to remove all or any part of the Collateral from any premises in which any part may be located for the purpose of effecting sale or other disposition thereof; and
f.	To sell any item of the Collateral for cash or other value in any number of lots at a public or private sale without demand or notice (excepting only that, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Debtor ten (10) days prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice Debtor agrees is reasonable). At any public sale Lender may bid for and purchase the whole or any part of the property and rights sold and upon compliance with the terms of such sale may hold or dispose of such property and rights without further accountability to Debtor. Debtor will execute and deliver, or cause to be executed and delivered, such instruments, documents, registration statements, assignments, waivers, certificates and affidavits, and will supply or cause to be supplied such further information and take such further action as Lender shall require in connection with such sales. Debtor shall be responsible for all costs of sale or other disposition of the Collateral. The proceeds of all sales and collections hereunder shall be applied against the Obligations in such order as Lender shall elect in its sole discretion.

Failure to exercise any and all rights or remedies Lender may have in the event of any event of Default shall not constitute a waiver of the right to exercise such rights or remedies in the event of any subsequent event of Default, whether of the same or different nature. No waiver of any right or remedy by Lender shall be effective unless made in writing and signed by Lender, nor shall any waiver on one occasion apply to any future occasion.

14.	Power of Attorney: Debtor irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations have been fully and indefeasibly satisfied and discharged, with full power, at Debtor’s sole expense, to perform any and all such acts which Lender deems advisable in its sole and absolute discretion after an Event of Default to carry out the purposes and intent of this Agreement, including signing the Debtor’s name to any certificate of title, bill of sale or other document.

15.	Waivers. Debtor hereby waives (a) any requirement for Lender to marshal the Collateral or to resort to the Collateral in any particular order, (b) the right to extend or excuse performance of any of Debtor’s Obligations based on force majeure, and (c) to the extent permitted by applicable law, the benefits and advantages of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing which, but for this provision, might be applicable.

16.	Discharge and Payoff. In recognition of the Lender’s right to have its reasonable attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Debtor, Lender shall not be required to file terminations or satisfactions of any of Lender’s liens on the Collateral unless and until Debtor shall have provided a general release in favor of Lender, in form satisfactory to Lender. Debtor understands that this provision constitutes a waiver of its rights under Section 9-513 of the Uniform Commercial Code.

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17.	No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay on the part of Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to Lender, whether at law, in equity or otherwise. No course of dealing between Debtor and Lender shall operate as a waiver of any rights of Lender under this Agreement or in respect of the Collateral or the Obligations.

18.	Indemnity. Debtor assumes liability for and does hereby agree to indemnify, protect, save and keep harmless Lender and its agents, from and against any and all liabilities, claims, losses, obligations, damages, penalties, actions, and suites of whatsoever kind and nature imposed on, incurred by or asserted against Lender or its agents, in any way relating to or growing out of this Agreement, the Guaranty or the Collateral (including without limitation, enforcement of this Agreement and the Guaranty or disposition of the Collateral), except claims, losses or liabilities resulting solely from Lender’s gross negligence or willful misconduct.

19.	Miscellaneous. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by Lender and, in the case of an amendment, by Debtor and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of Illinois. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Each party acknowledges that is has reviewed this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

20.	Assignments. This Agreement shall bind the parties hereto and their respective successors and assigns. This Agreement and the Guaranty may be assigned by Lender to a third party, and the Debtor consents to such assignment and agrees that this Agreement and the Guaranty will be in favor of the assignee(s) upon assignment, without any defenses, counterclaims or setoffs of any kind whatsoever. All of the terms of this Agreement and the Guaranty shall inure to the benefit of Lender and its successors and assigns and shall be binding upon Debtor and its heirs, executors, administrators, personal representatives, successors and assigns. Lender may grant participations in all or any portion of and may assign all or any part of Lender’s rights under, this Agreement and the Guaranty. Lender may disclose to any such participant or assignee any and all information held by or known to Lender at any time with respect to Debtor.

21.	Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) business days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, one (1) business day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to whom such notice is directed at its address as forth above, or upon sending if sent via electronic mail. Any party hereto may change the address to which notices shall be directed under this Paragraph by giving three (3) business days written notice of such change to the other parties.

If to Lender, then to:
Lender:	Loeb Term Solutions LLC
Attention:	Howard M. Newman
Address:	8609 W. Bryn Mawr, Suite 208
Phone:
Email:
Carbon copy:
Email address:

If to Debtor, then to:
Debtor:	Worksport New York Operations Corporation
Attention:	Steven Rossi
Address:	2500 N. America Drive
West Seneca, New York 14224
Phone:
Email:

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22.	WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY OR ANY OTHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER OR ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

23.	JURISDICTION. THE PARTIES AGREE THAT ANY ACTION TO ENFORCE DEBTOR’S OBLIGATIONS TO LENDER OR ANY ACTION RELATING TO OR ARISING OUT OF THE LOAN OR THIS AGREEMENT SHALL BE PROSECUTED EITHER IN THE CIRCUIT COURT OF COOK COUNTY MICHIGAN OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND DEBTOR SUBMITS TO THE JURISDICTION OF ANY SUCH COURT. DEBTOR WAIVES ANY AND ALL RIGHTS TO CONTEST THE JURISDICTION AND VENUE OF ANY ACTION BROUGHT IN THIS MATTER AND DEBTOR MAY BRING ANY ACTION AGAINST LENDER ONLY IN THE CIRCUIT COURT FOR THE COUNTY OF COOK OR THE FEDERAL COURT OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS.

24.	Electronic Signatures: THIS AGREEMENT AND THE GUARANTY MAY BE SIGNED AND/OR TRANSMITTED BY FACSIMILE, E-MAIL OF A .PDF DOCUMENT OR USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD SHALL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND-WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (a) TO THE EXTENT A PARTY SIGNS THIS AGREEMENT OR THE GUARANTY USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN”, SUCH PARTY IS SIGNING THIS AGREEMENT OR THE GUARANTY ELECTRONICALLY, AND (b) THE ELECTRONIC SIGNATURES APPEARING ON THIS AGREEMENT OR THE GUARANTY SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

DEBTOR:

Worksport New York Operations Corporation

Signature:
Print Name:	Steven Rossi
Title:	President

LENDER:

Loeb Term Solutions LLC

Signature:
Print Name:	Howard M. Newman
Title:	Manager

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EXHIBIT A

(NON-EXCLUISIVE EQUIPMENT LIST)

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